Exhibit 99.1

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

FOR IMMEDIATE RELEASE:

November 18, 2014

SEARS HOLDINGS CORPORATION ANNOUNCES

EXPIRATION AND OVER-SUBSCRIPTION

OF ITS PREVIOUSLY ANNOUNCED RIGHTS OFFERING

OF UNITS CONSISTING OF SENIOR UNSECURED NOTES AND WARRANTS

HOFFMAN ESTATES, Ill. — Sears Holdings Corporation (the “Company”) (NASDAQ: SHLD) announced today that the subscription period for its previously-announced rights offering (the “offering”) of up to $625 million in aggregate principal amount of 8% senior unsecured notes due 2019 and warrants to purchase shares of its common stock expired at 5:00 p.m., New York City time, on November 18, 2014 and that the offering has been oversubscribed.

Based on these preliminary results, the Company estimates that it will receive aggregate gross proceeds from the offering of approximately $625 million.

Rights that were not properly exercised by 5:00 p.m., New York City time, on November 18, 2014, have expired and are no longer exercisable.

The results of the offering and the Company’s estimates regarding the aggregate principal amount of notes to be issued and the gross proceeds to be received by the Company are preliminary and subject to finalization and verification by the subscription agent, Computershare Inc. The Company expects the subscription agent and the Depository Trust Company to finish tabulating the results on or about November 21, 2014.

The Company expects that on or about November 21, 2014, after the subscription agent has effected all allocations and adjustments contemplated by the terms of the offering, the subscription agent will distribute, by way of direct registration in book-entry form or through the facilities of DTC, as applicable, the notes and warrants to holders of rights who validly exercised their rights and paid the subscription price in full. No physical notes or warrant certificates will be issued to shareholders.

The Company expects that the warrants will begin to trade on the NASDAQ Global Select Market under the symbol “SHLDW” (CUSIP Number 812350 155) on November 19, 2014.

If you have questions about the offering, please contact Georgeson, our information agent, by calling toll-free 1-866-695-6078 or emailing SearsNotesandWarrantsOffer@georgeson.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor any other securities issued by the Company, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction.

About Sears Holdings Corporation

Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members – wherever, whenever and however they want to shop. Sears Holdings is home to Shop Your Way®, a social shopping platform offering members rewards for shopping at Sears and Kmart as well as with other retail partners across categories important to them. The company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with full-line and specialty retail stores across the United States. For more information, visit www.searsholdings.com.

Forward-Looking Statements

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the rights offering, the terms of the rights offering, the dates on which actions relating to the rights offering are expected to occur, the listing of the warrants on the NASDAQ, future trading of the common stock of the Company and other statements that describe the Company’s plans. Whenever used, words such as “will,” “expect,” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties, including risks and uncertainties relating to the rights offering, such as the timing and certainty of the completion of that transaction, the operational and financial profile of the Company or any of its businesses after giving effect to the rights offering, and other factors set forth in the prospectus supplement filed with the SEC by the Company with respect to the rights offering. Detailed descriptions of other risks relating to the Company are set forth in our annual report on Form 10-K for the fiscal year ended February 1, 2014 and our other filings with the SEC. We intend the forward-looking statements to speak only as of the time made and, except as required by law, do not undertake to update or revise them as more information becomes available.

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